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                                                                  Exhibit 99.1

AVIVA Y. GORDON, ESQ.                                   FILED
Nevada Bar No. 5333.                                    August 2, 2001 2:16PM
ELLIS & GORDON.                                         Shirley B. Parraguirre
510 S. Ninth Street.                                    Clerk
Las Vegas, NV 89101.
(702)385-3727.
Attorneys for George C. Swarts, Receiver.



                                DISTRICT COURT

                             CLARK COUNTY, NEVADA

NetSol International, Inc., a       )     Case No. A435871
Nevada corporation,                 )     Dept No. XII
                                    )
      Plaintiff,                    )
                                    )
vs.                                 )
                                    )
Jonathan D. Iseson, et al.          )     ORDER
                                    )
      Defendants.                   )


      The court upon review of all of the papers and pleadings on file herein and arguments made by counsel for all parties at the numerous hearings, and the court having determined that their good cause be good cause and proper reason makes the following findings:

      That George C. Swarts (hereinafter referred to as "receiver") was appointed by the court to be receiver for NetSol International, Inc. (hereinafter referred to as "NetSol") to maintain the status quo of NetSol until such time as resolution of the dispute to determine which party had management control over NetSol;

      That the receiver, with the court's specific authority and approval, employed individuals for NetSol who had knowledge and experience in the operations of NetSol's business;

      That upon investigation, the receiver determined the best solution for NetSol, its shareholders and creditors, was to facilitate a global settlement of the unresolved issues between the parties. In


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so doing, the receiver obtained and received specific authority and approval from the court to attempt to facilitate such a settlement;

      That the receiver and principals of the parties negotiated and entered into a settlement agreement which ultimately received approval of the court (hereinafter referred to as "Settlement Agreement"). However, the parties were unable or unwilling to effectuate the terms of the Settlement Agreement;

      That the defendant "shareholder group" has admitted that it no longer desires to have or maintain control of NetSol;

      That it is in the best interests of NetSol, its shareholders and creditors, that the receiver be discharged of his duties; and

      That every action taken by the receiver on behalf of NetSol was in the best interests of NetSol, its shareholders and creditors.

      NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that contingent upon payment of the receiver, and his counsel's, outstanding fees, the receiver shall be immediately discharged and released from any further obligation or duty in relation to NetSol.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the receiver, and his counsel's, fees shall be paid according to the following schedule:

            1.    $65,000 by the end of business on July 31, 2001;

            2. The remaining outstanding balance no later than the end of business August 14, 2001;

            3. That the "Ghauri brothers" shall, by the end of business on July 31, 2001, deposit freely tradable NetSol stock with a value equal to two (2) times the outstanding balance due the receiver and his counsel as and for security for the outstanding balance.


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            4.    That NetSol shall immediately pay any additional fees for
                  services rendered by the receiver and his counsel in relation to the filing of a final report and application for approval of fees.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that management of NetSol shall be restored to the "Ghauri brothers." Said management shall not be bound by the Settlement Agreement.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED, that the Settlement Agreement approved by this court in its July 19, 2001, order shall have no further force and effect and shall be held for naught.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the preliminary injunction entered by this court on July 6, 2001, shall remain in force and effect.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that all actions taken by the receiver are approved and deemed to be in the best interests of NetSol, its shareholders and creditors.

      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the receiver shall file a final report with the court no later than Tuesday, August 7, 2001.

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      IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the bond undertaken by the receiver shall be released effective upon his discharge.

      DATED this 2nd day of August, 2001.

                                          /s/ James C. Mahan
                                          -------------------------------------
                                          DISTRICT COURT JUDGE

Submitted by:

ELLIS & GORDON



By:   Aviva Y. Gordon, Esq.
   ------------------------------------------------------------
      Aviva Y. Gordon, Esq.
      510 S. Ninth Street
      Las Vegas, NV 89101
      (702)385-3727
      Attorneys for the George C. Swarts, Receiver